Exhibit 10.102

Execution Copy

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of this 19th day of April, 2004 by and among INCARA PHARMACEUTICALS CORPORATION, a Delaware corporation (the “Company”), and the Investors set forth on Schedule I affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an “Investor” and collectively the “Investors”).

Recitals:

A. The Company desires to raise up to $10,260,000 through the issuance and sale of up to 41,040,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Investors at a per share purchase price of $0.25, together with warrants to acquire up to 16,416,000 shares of Common Stock, at an exercise price of $0.40 per share, in the form of Exhibit A annexed hereto and made a part hereof (the “Investor Warrants”), for each share of Common Stock purchased by the Investors pursuant to this Agreement (the “Private Placement”); and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of the Company’s Common Stock as is set forth next to each such Investor’s name on Schedule I affixed hereto; and

C. The Company has agreed that, upon consummation of the purchase of the Common Stock, the Company will issue to each Investor, or its designee, Investor Warrants to purchase such number of shares of the Company’s Common Stock as is set forth next to each such Investor’s name on Schedule I affixed hereto; and

D. The Company also has agreed, subject to the terms and conditions therein, to draw down the balance of that certain Secured Convertible Debenture, dated as of January 9, 2004, made by the Company payable to the order of Goodnow Capital, LLC, in the original principal amount of $5,000,000 (the “Goodnow Debenture”), and the conversion of the Goodnow Debenture is a condition to the closing of the Private Placement; and

E. The Company has engaged SCO Securities LLC as its placement agent (the “Placement Agent”) for the Private Placement on a “best efforts” basis; and

F. Contemporaneous with the sale of the Common Stock, the parties hereto will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws (the “1933 Act”); and

G. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act, as amended.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be reclassified.

“Company’s Knowledge” means the actual knowledge of the officers of the Company, after due inquiry and investigation.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Goodnow Debenture” has the meaning set forth in the Recitals.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to issue and sell the securities contemplated hereby and to perform its obligations under the Transaction Documents.

“Material Contract” means any contract of the Company or any Subsidiary that was filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Net Escrow Amount” means the Escrow Amount (as defined in Section 3.1) less the Cash Placement Agent Fee (as defined in Section 5.20) and the Placement Agent Fees (as defined in Section 10.5).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent Agreement” means that certain letter agreement, dated as of October 1, 2003, by and between the Company and SCO Financial Group LLC, an Affiliate of the Placement Agent.

“SEC Filings” has the meaning set forth in Section 5.7.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock being purchased by the Investors hereunder.

“Subsidiary” has the meaning set forth in Section 5.1.

“Transaction Documents” means this Agreement, the Warrants, and the Registration Rights Agreement.

“Warrants” means the Investor Warrants and the Placement Agent Warrants (as defined in Section 5.20).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 4), the Investors listed on Schedule I attached hereto, which Schedule I may be amended from time to time to add additional Investors who agree to purchase Common Stock in the Private Placement by executing a counterpart to this Agreement following the date hereof (collectively, the “Investors”), shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite their names on Schedule I affixed hereto, in exchange for the cash consideration set forth opposite their respective names on Schedule I affixed hereto. Also at the Closing, the Company shall issue the Investor Warrants to the Investors, or their respective designees, in such amounts as set forth opposite their respective names on Schedule I affixed hereto.

3. Escrow of Purchase Price.

3.1. Simultaneously with the execution and delivery of this Agreement by an Investor, such Investor shall (i) promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Investor’s “Aggregate Purchase Price”, as set forth on such Investor’s signature page and opposite such Investor’s name on Schedule I affixed hereto, to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC, the Placement Agent’s counsel (“Placement Agent Counsel”), set forth on Schedule II affixed hereto (the aggregate amounts being held in escrow are referred to herein as the “Escrow Amount”) and (ii) deliver to the Placement Agent a duly executed counterpart to the Registration Rights Agreement. Placement Agent Counsel shall hold the Escrow Amount in escrow until Placement Agent Counsel receives written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount in accordance with Section 4. If Placement Agent Counsel has not released the Escrow Amount pursuant to this Section 3.1, then, on the sooner of (x) June 30, 2004, or (y) receipt of written instructions from the Company or the Placement Agent to terminate the escrow and return the Escrow Amount to the Investors, Placement Agent Counsel shall return to each Investor the portion of the Escrow Amount such Investor delivered to the Placement Agent Counsel, but only to the extent of the funds actually received by the Placement Agent Counsel pursuant to this Agreement.

3.2. The Company and the Investors acknowledge and agree for the benefit of Placement Agent Counsel (which shall be deemed to be a third party beneficiary of this Section 3) as follows:

(a) Placement Agent Counsel (i) is not responsible for the performance by the Company, the Investors or Placement Agent of this Agreement or any of the other Transaction Documents or for determining or compelling compliance therewith, (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from Placement Agent and/or the Company (as provided herein) directing the release of the Escrow Amount and (B) disbursing the Escrow Amount in accordance with the written instructions from the Company and/or the Placement Agent (as provided herein) (each of the responsibilities of Placement Agent Counsel in clauses (A) and (B) being ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Placement Agent Counsel) (collectively, the “Placement Agent Counsel Duties”), (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same, (v) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, and (vi) shall be authorized to distribute, at the Closing, to Placement Agent Counsel the Placement Agent Counsel Fees. Documents and written materials referred to in this Section 3.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Placement Agent Counsel as having been signed or presented by a Person if it bears, as sender, the Person’s e-mail address.

(b) Placement Agent Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Placement Agent Counsel’s gross negligence or willful misconduct in breach of the Placement Agent Counsel Duties. IN NO EVENT SHALL PLACEMENT AGENT BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF PLACEMENT AGENT COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(c) The Company and the Investors hereby indemnify and hold harmless Placement Agent Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Placement Agent Counsel may suffer or incur by reason of any action, claim or proceeding brought against Placement Agent Counsel arising out of or relating to the performance of the Placement Agent Counsel Duties, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of Placement Agent Counsel.

(d) Placement Agent Counsel has acted as legal counsel to the Placement Agent in connection with this Agreement and the other Transaction Documents, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to Placement Agent including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and the Investors hereby expressly consents to permit Placement Agent Counsel to represent the Placement Agent in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Investors has consulted with its own counsel specifically about this Section 3 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

4. Closing. Upon satisfaction of the conditions to Closing set forth in Section 7 hereof, the Company and the Placement Agent shall jointly instruct Placement Agent Counsel to release (i) the Net Escrow Amount to the Company (the date of receipt of the Net Escrow Amount by the Company is hereinafter referred to as the “Closing Date”), (ii) the Cash Placement Agent Fee to the Placement Agent and (iii) the Placement Agent Counsel Fees to

Placement Agent Counsel. Within three (3) Business Days after the Closing Date, the Company shall issue to each Investor a certificate or certificates, registered in such name or names as each such Investor may designate, representing the number of shares of Common Stock as is set forth opposite such Investor’s name on Schedule I affixed hereto, and Company shall also issue to each such Investor, or such Investor’s respective designees, the number of Investor Warrants as is set forth opposite such Investor’s name on Schedule I affixed hereto (the “Closing”). On the Closing Date, the Company shall also issue to the Placement Agent the Placement Agent Warrants (as defined in Section 5.20). The purchase and sale of the Shares and the issuance of the Warrants in the Closing shall take place at the offices of Placement Agent Counsel, 1330 Avenue of the Americas, 21st Floor, New York, New York 10019, or at such other location and on such other date as the Company and the Placement Agent shall mutually agree.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agent on and as of the Closing Date, that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

5.1. Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Material Adverse Effect. The Company’s subsidiaries are reflected on Schedule 5.1 hereto (“Subsidiaries”).

5.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers and directors necessary for the (i) authorization, execution and delivery of the Transaction Documents to which it is a party, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3. Capitalization. Set forth on Schedule 5.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for, any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable law. Except as set forth on Schedule 5.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of the Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 5.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 5.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.4. Valid Issuance. The Shares have been duly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

5.5. Consents. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official or securities association or exchange, other than those consents set forth on Schedule 5.5 and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Certificate of Incorporation, Bylaws or any shareholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

5.6. No Conflict, Breach, Violation or Default. Except as set forth in the Disclosure Schedules, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) except as set forth on Schedule 5.6, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

5.7. Delivery of SEC Filings; Business. The Company has made available to the Investors copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (the “2003 10-K”) and all other schedules and reports filed by the Company pursuant to the 1934 Act since the filing of the 2003 10-K and prior to the date hereof (collectively, the “SEC Filings”). The Company hereby represents and warrants that the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company.

5.8. No Material Adverse Change. Since September 30, 2003, except as identified and described in the SEC Filings or as set forth on Schedule 5.8 hereto, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole;

(f) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound, or to which any of their respective assets or properties is subject;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h) any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j) the loss or threatened loss of any customer which could be material to the Company’s business; or

(k) any other event or condition of any character that might have a Material Adverse Effect.

5.9. SEC Filings; Material Contracts.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract. Neither the Company nor any Subsidiary has received any notice of the intention of any party to terminate any Material Contract.

(b) During the preceding two (2) years, except as set forth in Schedule 5.9, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.10. Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or any other corporation or entity.

5.11. Title to Properties. Except as disclosed in the SEC Filings or Schedule 5.11, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12. Certificates, Authorities and Permits. The Company and each Subsidiary possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

5.13. No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent.

5.14. Benefit Plans.

(a) Schedule 5.14 contains a list and brief description of all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), maintained or contributed to by the Company for the benefit of any of the Company or the Subsidiaries’ officers or employees (“Pension Plans”) and all “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by the Company or the Subsidiaries for the benefit of any of the officers or employees of the Company or the Subsidiaries (all the foregoing, including Pension Plans, being herein called “Benefit Plans”).

(b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no actions or proceedings pending, or, to the Company’s Knowledge, threatened against or involving any Benefit Plan and, to the Company’s Knowledge, there are no investigations by any governmental entity or other claims (except routine claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan. To the Company’s Knowledge, there are no unasserted claims of the type that would be required to be disclosed in Schedule 5.14 if pending or threatened that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination.

5.15. Intellectual Property.

(a) All Intellectual Property owned or used by the Company and/or the Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees). All Intellectual Property owned or used by the Company and/or the Subsidiaries is valid and enforceable. No Intellectual Property of the Company or the Subsidiaries which is necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, invalidity challenge, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent owned or used by the Company and/or the Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses, sublicenses, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs) (collectively, “License Agreements”) are valid and binding obligations of the Company or the Subsidiaries that are parties thereto and, to the Company’s Knowledge, to the other parties thereto. The License Agreements are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of the Subsidiaries under any such License Agreement.

(c) The Company and the Subsidiaries own and/or have the valid right to use pursuant to valid and enforceable License Agreements the Intellectual Property which is necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses. Except as set forth in the SEC Filings or on Schedule 5.15, all Intellectual Property of the Company and the Subsidiaries that is owned by any of the foregoing are owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and the Subsidiaries’ businesses.

(d) The Company and each of the Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns and/or which is necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Company’s and the Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party, and, to the Company’s Knowledge, the Intellectual Property rights of the Company and the Subsidiaries which are necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Subsidiaries and the Company’s and the Subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of the Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) To the Company’s Knowledge, all software owned by the Company or any of the Subsidiaries, and, to the Company’s Knowledge, all software licensed from third parties by the Company or any of the Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; and (ii) conforms in all material respects to the specifications and purposes thereof.

(g) The Company and the Subsidiaries have taken reasonable steps to protect the Company’s and the Subsidiaries’ rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of the Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, to the Company’s Knowledge, there has been no material disclosure of any of the Company’s or the Subsidiaries’ confidential information or trade secrets to any third party.

5.16. Environmental Matters. Neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

5.17. Litigation. Except as disclosed in the SEC Filings or on Schedule 5.17 hereto, there are no pending actions, suits or proceedings against or affecting the Company, the Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

5.18. Financial Statements. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect.

5.19. Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.20. Brokers and Finders. Except as set forth on Schedule 5.20 and for the cash commission to be paid (the “Cash Placement Agent Fee”) and warrants to be issued (the “Placement Agent Warrants”) to the Placement Agent pursuant to the terms of the Placement Agent Agreement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.21. No Directed Selling Efforts or General Solicitation; Exemption from Registration. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. Subject to the accuracy and completeness of the representations and warranties of the respective Investors contained in Section 6 hereof, the offer, sale and issuance by the Company to the Investors of the Securities are exempt from the registration requirements of the 1933 Act.

5.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

5.23. Questionable Payments. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) knowingly made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.24. Disclosures. Neither the Transaction Documents (including the Disclosure Schedules, any schedules or exhibits attached hereto or thereto) nor the SEC Filings contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that the Company has not disclosed to the Investors which has had or which could be expected to have a Material Adverse Effect.

5.25. Use of Proceeds. The proceeds of the sale of the Shares hereunder shall be used by the Company for research and development and general corporate purposes consistent with its business as conducted or proposed to be conducted as of the Closing Date.

5.26. Transactions With Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, without regard to the dollar thresholds contained in such Item.

6. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and the Placement Agent that:

6.1. Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.3. Investment Experience. The Investor can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor is experienced in making private investments in public equities, similar to the purchase of the Securities hereunder.

6.4. Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.5. Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.6. Legends.

(a) It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(c) From and after the registration of the Shares and the Warrant Shares for resale pursuant to the Registration Rights Agreement, the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Investor Warrants shall not bear such restrictive legends.

6.7. Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

6.8. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

6.9. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

7. Conditions to Closing.

7.1. Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Securities at the Closing is subject to the fulfillment to the Placement Agent’s satisfaction, on or prior to the Closing Date, of the following conditions:

(a) The representations and warranties made by the Company in Section 5 hereof shall be true and correct in all material respects on the Closing Date, except to the extent any of such representations and warranties are qualified as to materiality, then those representations and warranties which are so qualified shall be true and correct in all respects on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on the Closing Date.

(b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and all of which shall be and remain so long as necessary in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement to the Placement Agent.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 7.1.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g) The Investors and the Placement Agent shall have received an opinion from Wyrick Robbins Yates & Ponton LLP, the Company’s counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

(h) No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock.

(i) The Company shall have drawn down the balance of the principal under the Goodnow Debenture in accordance with its terms and conditions, and the Goodnow Debenture (all principal and accrued and unpaid interest thereon) shall have been fully converted into Common Stock.

7.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 6 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement to the Placement Agent at or prior to Closing; provided, that, this condition shall be satisfied with respect to each Investor who has executed and delivered the Registration Rights Agreement.

(c) Each of the Investors shall have delivered to Placement Agent Counsel prior to Closing the “Aggregate Purchase Price” set forth opposite such Investor’s name on Schedule I affixed hereto.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

8. Covenants and Agreements of the Company.

8.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants (including the Placement Agent Warrants) issued pursuant to this Agreement in accordance with their respective terms.

8.2. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict with or interfere in any material respect with the obligations to the Investors under the Transaction Documents.

8.3. Insurance. The Company shall not materially reduce the product liability and directors and officers insurance coverages described in Section 5.19; provided, however, the Company may reduce the amount of directors and officers liability insurance if (a) the renewal premium is greater than 300% of the then current premium, and (b) the Board of Directors of the Company approves the reduction.

8.4. Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

8.5. Termination of Certain Covenants. The provisions of Sections 8.2 through 8.4 shall terminate and be of no further force and effect upon the date on which the Company’s obligations under the Registration Rights Agreement to register and maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.6 Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on the Nasdaq National Market System or SmallCap Market, or any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. If listed, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market System or SmallCap Market or national securities exchange, as the case may be, and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8.7 Goodnow Debenture. On or before the Closing Date, the Company shall, subject to the terms and conditions thereof, draw down the balance of the Goodnow Debenture, and comply with the conversion provisions thereof, including without limitation the issuance of certificates evidencing the certificate of Common Stock issuable upon conversion thereof.

9. Survival and Indemnification.

9.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the Closing Date for a period of three (3) years; provided, however, that the provisions contained in Section 8 hereof shall survive in accordance therewith.

9.2. Indemnification. The Company agrees to indemnify and hold harmless, each Investor and the Placement Agent and their respective Affiliates and the owners, directors,

officers, employees and agents of each Investor, the Placement Agent and their respective Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other reasonable expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10. Miscellaneous.

10.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for Placement Agent and Placement Agent Counsel, which are express intended third party beneficiaries of this Agreement, and except for provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. References in Section 5 to the Company and any Subsidiaries shall include the Company, such Subsidiary, and all of their respective predecessors-in-interest, including without limitation, Incara Pharmaceuticals Corporation.

10.2. Counterparts; Faxes. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) a nationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

P.O. Box 14287

79 T.W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

Attn: Clayton I. Duncan

Telephone: 919.558.8688

Facsimile: 919.544.1245

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attn: Larry E. Robbins, Esq.

Telephone: 919.781.4000

Facsimile: 919.781.4865

If to any of the Investors:

to the addresses set forth on Schedule I hereto.

With a copy to:

SCO Securities LLC

1285 Avenue of the Americas

35th Floor

New York, New York 10019

Attn: Jeffrey B. Davis

Fax: 212-554-4058

10.5. Expenses. The Company shall pay the reasonable fees and expenses of Placement Agent Counsel in connection with the Private Placement (the “Placement Agent Counsel Fees”), which Placement Agent Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto. The Placement Agent Counsel Fees shall be paid to Placement Agent Counsel at the Closing by release to Placement Agent Counsel of the portion of the Escrow Amount equal to the Placement Agent Counsel Fees. Except as set forth above, the Company and the Investors shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

10.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and the Placement Agent; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor shall not be amended or waived without the prior written consent of the Company, the Placement Agent and that particular Investor; provided, further, that any provision affecting the rights or obligations of Placement Agent or Placement Agent Counsel, as the case may be, shall not be waived or amended without the prior written consent of the Placement Agent or Placement Agent Counsel, as applicable. Any amendment or waiver effected in accordance with this Section 10.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.7. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Placement Agent, as representative of the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case the Company or the Placement Agent, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

10.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9. Entire Agreement. This Agreement, including the Schedules, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

10.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11. Governing Law; Consent to Jurisdiction. This Agreement and the other Transaction Documents, and all matters arising directly or indirectly hereunder or thereunder, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the non-exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

10.12 WAIVER OF JURY TRIAL. THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING ALL APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.13 Specific Performance. Notwithstanding anything in any of the Transaction Documents to the contrary, with respect to the issuance of any Securities upon exercise of, conversion of or otherwise pursuant to, any of the Transaction Documents, as the case may be, the Investors, and their successors and assigns, shall be entitled, in addition to all other rights and remedies that may be available at law or in equity, to the remedy of specific performance in a summary proceeding if the Company or other issuer of such Securities, as applicable, shall fail to timely issue and deliver any such Securities in accordance with the terms of the applicable Transaction Document.

[signature page follows]

[Company Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

INCARA PHARMACEUTICALS CORPORATION

By:
Name:
Title:

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)
Print name of entity

(Printed Name)	By:

Name:

Title:

Address:	Address:

Aggregate dollar amount for shares of Common Stock and Investor Warrants committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $             (the “Aggregate Purchase Price”).

(Shares of Common Stock to be received = the Aggregate Purchase Price divided by $0.25)